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FUND AMERICAN ENTERPRISES HOLDINGS, INC.,
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per share earnings)
Unaudited

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
                                                                                         Three Months Ended
                                                                                             March 31,
                                                                                  ---------------------------------
                                                                                     1996                  1995
                                                                                  -----------          ------------
Primary earnings per share
 Earnings per share numerator:
  After tax earnings                                                              $    28,834           $    31,971

  Preferred stock dividends                                                                 -                (1,641)
                                                                                  -----------           -----------
  After tax earnings for per share computation                                         28,834                30,330
  Loss on early extinguishment of debt, after tax                                           -                  (172)
                                                                                  -----------           -----------
  Net income for per share computation                                            $    28,834           $    30,158
                                                                                  ===========           ===========
Earnings per share denominator:
 Average common shares outstanding                                                      7,681                 8,369
 Dilution for options, warrants and performance shares                                    684                   481
                                                                                  -----------           -----------
 Shares for per share computation                                                       8,365                 8,850
                                                                                  ===========           ===========
Per share earnings:
 After tax earnings                                                               $      3.45           $      3.43
 Net income                                                                              3.45                  3.41

Fully diluted earnings per share
 Earnings per share numerator:
  After tax earnings                                                              $    28,834           $    31,971
  Preferred stock dividends, if applicable                                                  -                     -
                                                                                  -----------           -----------
  After tax earnings for per share computation                                         28,834                31,971
  Loss on early extinguishment of debt, after tax                                           -                  (172)
                                                                                  -----------           -----------
  Net income for per share computation                                            $    28,834           $    31,799
                                                                                  ===========           ===========
 Earnings per share denominator:
  Average common shares outstanding                                                     7,681                 8,369
  Dilution for options, warrants and performance shares                                   684                   481
  Dilution for preferred stock                                                              -                 1,040
                                                                                  -----------           -----------
  Shares for per share computation                                                      8,365                 9,890
                                                                                  ===========           ===========
 Per share earnings:
  After tax earnings                                                              $      3.45           $      3.23
  Net income                                                                             3.45                  3.22
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NOTE:  The Voting Preferred Stock Series D is not a common stock equivalent.